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                                                                     EXHIBIT 3.3

                                   OurPet's

                                    Company


                                PROMISSORY NOTE
                                ---------------



$ 200,000                                                 Date: Sep. 1/st/, 1999

For value received, the undersigned, OurPet's Company, (the "Borrower"), at 1300 East Street, Fairport Harbor, Ohio, 44077, promises to pay to the order of Mr. Joseph T. Aveni, (the "Lender"), at 800 Meadowview Lane, Gates Mills, OH 44090 (or at such other place as the Lender may designate in writing) the sum of $200,000.00 with interest from September 1, 1999, on the unpaid principal at the rate of 10.00% per annum.

In addition, the Lender shall receive 100,000 two-year warrants exercisable at $1.00/share. The effective date of these warrants will be September 1, 1999.

The principal and accrued interest shall be payable in full in one installment of $240,000.00, on August 31/st/, 2001, the Due Date.

All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

If the installment is not paid, in full, when due, the remaining unpaid balance and accrued interest shall become due immediately at the option of the Lender.

The Borrower reserves the right to prepay this Note (in whole or in part) prior to the due date with no prepayment penalty.

If the payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.


                                                        Initial    ST
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If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:


1) the failure of the Borrower to pay the principal and any accrued interest in full on or before the Due Date;

2)   the filing of bankruptcy proceedings involving the Borrower as a Debtor;

3)   the application for appointment of a receiver for the Borrower;

4) the making of a general assignment for the benefit of the Borrower's creditors;

5)   the insolvency of the Borrower;

6) the misrepresentation by the Borrower to the Lender for the purpose of obtaining or extending credit.


The Lender understands that the promissory note described herein is a subordinate debt position to other existing senior debt holders of OurPet's Company. These lenders are limited to The National Canada Business Corporation, a subsidiary of The National Bank of Canada, and the Small Business Administration.

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. Borrower waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

The Company shall not effect any such consolidation or merger unless prior to or simultaneously with the consummation thereof the survivor or successor corporation resulting from such consolidation or merger shall assume by written instrument delivered to the Lender all obligations present and due under the terms of the Note.

No renewal or extension of this Note, delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note shall affect the liability of the Borrower. All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender's option.

This Note shall be construed in accordance with the laws of the State of Ohio.

Signed this 12/th/ day of August, 1999, at Fairport Harbor, OH.


Borrower:
Our Pets


By: /s/ Steven Tsengas
    --------------------------------
    Steven Tsengas, President



                                        Witness:  /s/ Jamie McCullough
                                                  --------------------